Exhibit 99.4
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                  REFAC TECHNOLOGY DEVELOPMENT CORPORATION
                    1998 STOCK OPTION AND INCENTIVE PLAN

                      INCENTIVE STOCK OPTION AGREEMENT

        INCENTIVE STOCK OPTION AGREEMENT (this "Agreement") entered into as of _______, _____, pursuant to the REFAC Technology Development Corporation 1998 Stock Option and Incentive Plan (the "Plan"), by and between REFAC TECHNOLOGY DEVELOPMENT CORPORATION, a Delaware corporation ("REFAC"), and _____________ (the "Optionee"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan.

        WHEREAS, REFAC desires, by affording the Optionee an opportunity to purchase shares of its Stock as hereinafter provided and subject to the terms and conditions hereof, to carry out the purpose of the Plan;

        NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed and do hereby agree as follows:

        1. Number of Shares.  REFAC hereby grants to the Optionee an
 option (the "Option") to purchase an aggregate of [           ] shares of
 Stock, subject to adjustment as provided in Section 2 hereof, on the terms and conditions herein set forth. The Option is intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

        2. Adjustments. In the event that the Board shall determine that any dividend or other distribution (whether in the form of cash, Stock or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of the Optionee hereunder, then the Board shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with the Option, (ii) the number and kind of shares of Stock issued or issuable in respect of the Option, and (iii) the Exercise Price (as defined below) of the Option.

        3. Option Price. The purchase price of the Stock subject to the Option shall be $____ per share, subject to adjustment as provided in
 Section 2 hereof.(1)

        4. Term and Exercisability of Option.

        (a) Unless the Option is previously cancelled pursuant to this Agreement, the Option Term shall commence on the date hereof (the "Date of Grant") and terminate on the tenth anniversary of the Date of Grant.(2) Upon the termination of the Option, all rights of the Optionee hereunder shall cease.


 ---------------------------

 1 Option Price must be no less than 110% of fair market value on date of grant if ISO is granted to an employee owning more than 10% of REFAC's voting securities.

 2 Term must be no longer than 5 years if ISO is granted to an employee owning more than 10% of REFAC's voting securities.


        (b)    Exercisability of Option.  [TO COME]


        5. Payment. Upon the exercise of all or any portion of the Option, the exercise price of the shares being purchased (the "Exercise Price") shall be paid in full either (a) in cash or by check, (b) by tendering previously acquired shares of Stock having an aggregate fair market value at the time of exercise equal to the total Exercise Price, (c) by a combination of (a) and (b), or (d) through a broker cashless exercise procedure, if such procedure has been established by the Company at the time of exercise.

        6. Termination of Employment.

        (a) Except as provided in this Section 6, the Option may not be exercised after the Optionee has ceased to be employed by the Company.

        (b) If the Optionee's employment with the Company is terminated by the Company for "Cause" (as defined below), the Option shall be cancelled as of the date of such termination.

        For purposes of this Agreement, "Cause" shall mean the occurrence of any of the following, as reasonably determined by the Company:

                (i) the willful and continued failure, in the reasonable judgment of the Board, by the Optionee to perform substantially his duties with the Company (other than any such failure resulting from his death or Disability) after a written demand for substantial performance is delivered to the Optionee by the Board which specifically identifies the manner in which it is believed that the Optionee has not substantially performed his duties;

                (ii) the willful engaging by the Optionee in conduct which in the reasonable opinion of the Board is materially and demonstrably injurious to the Company or any of its parents, subsidiaries or affiliates; or

                (iii) the conviction of the Optionee (or the entering by the Optionee of a plea of guilty or nolo contendere) for any felony or any lesser crime which involved the Company or its property, or any of the Company's parents, subsidiaries or affiliates or any such entity's property.

 Notwithstanding the foregoing, the Optionee will not be deemed to have been terminated for Cause within the meaning of clause (i) or (ii) without (x) reasonable notice to the Optionee setting forth the reasons for the Company's intention to terminate for Cause, (y) an opportunity for the Optionee, together with his counsel, to be heard before the Board, and (z) delivery to the Optionee of a notice of termination from the Board finding that, in the good faith opinion of the Board, clause (i) or (ii) hereof may be invoked, and specifying the particulars thereof in detail.

        (c) If the Optionee's employment with the Company is terminated for any reason other than for Cause, the Optionee (or his beneficiary or representative, as applicable) shall have the right to exercise the Option, to the extent exercisable as of the date of such termination of employment
 (i) in the case of a termination of employment because of the Optionee's death or Disability (as defined below), for a period of one (1) year following the date of such termination, and (ii) in the case of any other termination of employment other than for Cause or as provided in clause
 (i), for a period of thirty (30) days following the date of such termination. For purposes of this Agreement, "Disability" shall be deemed the reason for such termination if, as a result of the Optionee's incapacity due to physical or mental illness, the Optionee shall have been absent from the full-time performance of the Optionee's duties with the Company for a period of one hundred twenty (120) consecutive days during the Term, or a period or periods aggregating more than one hundred twenty
 (120) days in any six (6) consecutive month period during the Term. The Optionee agrees to submit to such medical examinations as may be necessary to determine whether a Disability exists, pursuant to reasonable requests which may be made by the Company from time to time.

        (d) Notwithstanding anything to the contrary in this Section 6, the Option shall not be exercisable later than the date of its termination as set forth in Section 4(a) hereof.

        (e) For purposes of this Section 6, the transfer of employment of an Optionee between the Company and any one of its subsidiaries (or between subsidiaries) shall not be deemed a termination of employment.


        7. Rights of Optionee.

        (a) The Optionee shall have none of the rights of a stockholder with respect to the shares covered by the Option until the shares are issued or transferred to such Optionee upon exercise of the Option.

        (b) The Option shall not interfere with or limit in any way the right of the Company to terminate any Optionee's employment at any time, nor confer upon any Optionee any right to continue in the employ of the Company or any subsidiary.


        8. Nontransferability of Option. The Option shall not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by the Optionee.


        9. Notification.

        (a) The Option shall be exercised by written notification of exercise substantially in the form of Exhibit A hereto and delivered to the Secretary of REFAC in accordance with subsection (b) of this Section 9. Such notification shall specify the number of shares of Stock to be purchased and the manner in which payment is to be made.

        (b) Any notification required or permitted hereunder shall be addressed to REFAC, to the attention of the Secretary, 122 East 42nd Street, New York, New York 10168 or to the Optionee at the address set forth below, as the case may be, and deposited, postage prepaid, in the United States mail; provided, however, that a notification of exercise pursuant to subsection (a) of this Section 9 shall be effective only upon receipt by the Secretary of REFAC of such notification and all necessary documentation, including full payment for the shares. Either party may, by notification to the other given in the manner aforesaid, change the address for future notices.


        10.    Tax Withholding.

        (a)    If the Optionee fails to comply with the requirements of
 Section 422(a) of the Code (as from time to time redesignated or amended), subsection (a)(1) of which currently requires that any shares of Stock acquired upon exercise of the Option not be disposed of within two (2) years of the Date of Grant and one (1) year from the date on which such shares are acquired, Optionee understands that the tax treatment otherwise applicable to the Option shall not be available.

        (b) The Company shall have the power and the right to require an Optionee to remit to the Company an amount sufficient to satisfy any Federal, state, local, employment and other taxes required by law to be withheld as a result of any taxable event arising in connection with the Option (including, but not limited to, a disqualifying disposition within the meaning of sections 421 and 422 of the Code) in accordance with the terms of the Plan.

        (c) The Optionee agrees to notify the Company in writing immediately after the Optionee makes a disqualifying disposition (within the meaning of sections 421 and 422 of the Code) of any Stock acquired pursuant to the exercise of the Option.


        11. Conditions to Issuance. The Option and exercise of the Option, and the other obligations of the Company under the Plan and the Option shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. REFAC, in its discretion, may postpone the issuance or delivery of Stock under the Option as REFAC may consider appropriate and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules and regulations.


        12. Potential Change in Control. Notwithstanding any other provision of this Agreement, upon the occurrence of a Potential Change in Control, the Option, to the extent outstanding at the time of such Potential Change in Control, shall become immediately exercisable in full.


        13.    Incorporation of Plan; Governing Law; Interpretation.

        (a) The Plan is hereby incorporated by reference and made a part hereof, and the Option and this Agreement are subject to all terms and conditions of the Plan. To the extent that any provision in this Agreement is inconsistent with the Plan, the provisions of the Plan shall control.

        (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

        (c) The Board shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its determination and decisions shall be final, conclusive and binding upon the Optionee and his legal representative in respect of any questions arising under the Plan or this Agreement.


        14.    Miscellaneous.

        (a) This Agreement shall bind and inure to the benefit of the Company, its successors and assigns, and the Optionee and his personal representatives and assigns.

        (b) The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.


        15. Amendment. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.


        IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunder duly authorized and the Optionee has hereunto set his hand, all as of the day and year set forth above.

                                REFAC TECHNOLOGY DEVELOPMENT
                                  CORPORATION


                                By ________________________________
                                   Name:
                                   Title:


 ACCEPTED:


 ________________________
 Optionee           Date


 ________________________

 ________________________
 Address